Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2017 Results

and the Acquisitions of Jibe Consulting and Aecus Limited

•	Q1 2017 revenue of $71.4 million, up 4% from prior year, and pro forma EPS of $0.23, up 15% from prior year and in line with guidance
•	Hackett acquires Oracle Cloud Implementation firm, Jibe Consulting Inc.
•	Hackett acquires Outsourcing and Robotic Process Automation Advisory firm, Aecus Limited
•	Board of Directors declares $0.15 semi-annual dividend

MIAMI, FL – May 9, 2017 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the first quarter, which ended on March 31, 2017.

Q1 2017 revenue was $71.4 million, up 4%, or 5% in constant currency, from prior year. Q1 2017 pro forma diluted earnings per share were $0.23, up 15% when compared to $0.20 for the same period in 2016. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.24 for the first quarter of 2017, as compared to $0.13 in the first quarter of 2016. During the quarter ended March 31, 2017, no income tax expense was recorded as a result of the adoption of a new pronouncement relating to the accounting on the vesting of share-based awards.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.15 per share for shareholders of record on June 30, 2017, to be paid on July 11, 2017.

At the end of the first quarter of 2017, the Company’s cash balances were $17.1 million. During the quarter the Company utilized cash to repurchase 233 thousand shares of the Company’s common stock at an average price per share of $17.58 for a total of $4.1 million. As of the end of the first quarter of 2017, the Company’s remaining stock repurchase program authorization was $3.2 million.

On May 8, 2017, the Company acquired the operations of Jibe Consulting Inc. (“Jibe”), a U.S.- based Oracle E-Business Suite (“EBS”) and Oracle Cloud Business Application implementation firm. The Jibe acquisition enhances the Company’s Cloud Applications capabilities and strongly complements its market leading Enterprise Performance Management (“EPM”) transformation and technology implementation group. Closing consideration was $9.0 million in cash and restricted stock, of which the stock is subject to vesting, and $11.0 million in contingent consideration based on the achievement of performance targets and is payable in cash and restricted stock, of which the stock is subject to vesting.

On April 7, 2017, the Company acquired the U.K.-based operations of Aecus Limited (“Aecus”), a European outsourcing advisory and robotics process automation (“RPA”) consulting firm. This acquisition strongly complements the global strategy and business transformation offerings of the Hackett Group.  Closing consideration was £3.2 million, or approximately $4.0 million, in cash with an additional £3.0 million in contingent consideration based on the achievement of performance targets and is payable in cash.

“We reported solid operating results but more importantly, the acquisitions and alliances announced, significantly accelerate our position in critical digital transformation areas,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group. “We believe that the opportunities provided from the rapidly emerging Digital Transformation era are significant and enhancing our existing capabilities were strategic priorities.”

Based on the current economic outlook, the Company estimates total revenue for the second quarter of 2017 to be in the range of $73.5 million to $75.5 million, and estimates pro forma diluted earnings per share to be in the range of $0.24 to $0.26.  At the high end of the guidance, pro forma EPS would increase 8% when compared to prior year.  This includes $3.5 million to $4.0 million of revenue in the quarter from the acquisitions announced today.  We expect that these acquisitions will have a neutral impact on pro forma earnings per share in the second quarter of 2017.

Other Highlights

Symphony Alliance – On April 20, 2017, The Hackett Group and Symphony Ventures announced a global partnership that will enable enterprise digital transformation by integrating The Hackett Group’s best practices and research data with Symphony’s strategic and technical capabilities in robotics and intelligent automation. The partnership is expected to offer clients the ability to further improve the ROI of their RPA, Intelligent Automation and other digital transformation efforts in finance, HR, procurement, and other business services areas by combining Symphony’s global leadership enabling digital transformation with The Hackett Group’s deep empirical knowledge of how to assess and optimize processes for both efficiency and effectiveness.

Hackett Institute for Enterprise Analytics – The Hackett Group announced the launch of The Hackett Institute for Enterprise Analytics, a comprehensive training and certification offering designed to enable professionals across the enterprise to improve their mastery of the analytics techniques and tools necessary to effectively analyze, predict and influence business performance. The offerings of Hackett Group’s Institute for Enterprise Analytics will be designed to address the needs of business professionals from a wide range of disciplines, including finance, procurement and supply chain, global business services, manufacturing, sales and marketing and human resources.

Procurement Key Issues – New Procurement Key Issues research from The Hackett Group found that while procurement leaders are almost universally aware of the potentially dramatic impact of digital transformation on the way they deliver services, few are confident that they have the necessary strategy, talent and competencies in place. The result is a gap between procurement’s transformation agenda and enterprise-level digital transformation priorities, and the risk that this gap may widen.

Finance Key Issues – New Finance Key Issues research from The Hackett Group found that while finance leaders fully recognize the unprecedented opportunity to drive performance improvement via digital transformation, most lack a comprehensive strategy and are not clear where or how to deploy digital technology to their best advantage. In addition, The Hackett Group found that significant skills and competency gaps are preventing finance organizations from taking full advantage of digital transformation.

On Tuesday, May 9, 2017, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (844) 358-9115, [Passcode: First Quarter, The Hackett Group Earnings]. For International callers, please dial (209) 905-5950.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 9, 2017 and will run through 5:00 P.M. ET on Tuesday, May 23, 2017. To access the rebroadcast, please dial (855) 859-2056. For International callers, please dial (404) 537-3406, [Passcode: First Quarter, The Hackett Group Earnings].

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 9, 2017 and will run through 5:00 P.M. ET on Tuesday, May 23, 2017. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies, offering digital transformation and enterprise application approaches including robotic process automation and cloud computing. Services include business transformation, enterprise performance management, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 13,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 87% of the Fortune 100, 87% of the DAX 30 and 58% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions, including the Jibe Consulting and Aecus Limited. acquisitions referenced above, into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended
	March 31,	April 1,
	2017	2016
Revenue:
Revenue before reimbursements ("net revenue")	$65,069	$61,973
Reimbursements	6,360	6,805
Total revenue	71,429	68,778

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	40,152	38,351
Non-cash stock compensation expense	1,132	1,047
Acquisition-related non-cash stock compensation expense	310	268
Reimbursable expenses	6,360	6,805
Total cost of service	47,954	46,471

Selling, general and administrative costs	14,360	14,195
Non-cash stock compensation expense	659	597
Acquisition-related costs	106	-
Amortization of intangible assets	386	275
Total selling, general, and administrative expenses	15,511	15,067

Total costs and operating expenses	63,465	61,538

Income from operations	7,964	7,240

Other expense:
Interest expense	(90)	(41)

Income from operations before income taxes	7,874	7,199
Income tax expense	-	2,817
Net income	$7,874	$4,382

Basic net income per common share:
Income per common share from operations	$0.27	$0.15
Weighted average common shares outstanding	28,868	29,890

Diluted net income per common share:
Income per common share from operations	$0.24	$0.13
Weighted average common and common equivalent shares outstanding	32,292	33,353

Pro forma data (1):
Income from operations before income taxes	$7,874	$7,199
Non-cash stock compensation expense	1,791	1,644
Acquisition-related non-cash stock compensation expense	310	268
Acquisition-related costs	106	-
Amortization of intangible assets	386	275
Pro forma income before income taxes	10,467	9,386
Pro forma income tax expense	3,140	2,816
Pro forma net income	$7,327	$6,570

Pro forma basic net income per common share	$0.25	$0.22
Weighted average common shares outstanding	28,868	29,890

Pro forma diluted net income per common share	$0.23	$0.20
Weighted average common and common equivalent shares outstanding	32,292	33,353

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting
Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the
Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	March 31,	December 30,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$17,050	$19,710
Accounts receivable and unbilled revenue, net	49,906	47,399
Prepaid expenses and other current assets	2,631	1,704
Total current assets	69,587	68,813

Property and equipment, net	15,776	14,774
Other assets	2,841	3,336
Goodwill, net	72,553	72,376
Total assets	$160,757	$159,299

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,655	$9,089
Accrued expenses and other liabilities	34,153	46,725
Total current liabilities	45,808	55,814
Long-term deferred tax liability, net	9,923	10,216
Long-term debt	9,000	7,000
Total liabilities	64,731	73,030

Shareholders' equity	96,026	86,269
Total liabilities and shareholders' equity	$160,757	$159,299

Page 6 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	March 31,	April 1,	December 30,
	2017	2016	2016
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$60,249	$57,945	$59,908
ERP Solutions (3)	11,180	10,833	10,144
Total revenue	$71,429	$68,778	$70,052

Revenue Concentration:
(% of total revenue)
Top customer	4%	6%	6%
Top 5 customers	18%	19%	18%
Top 10 customers	30%	31%	28%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	922	861	940
Total headcount	1,142	1,056	1,155
Days sales outstanding (DSO)	64	62	62
Cash provided by operating activities (in thousands)	$4,876	$536	$12,077
Depreciation (in thousands)	$639	$637	$610
Amortization (in thousands)	$386	$275	$275

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$355	$375	$342

ERP Solutions:
ERP Solutions consultant utilization rate (3)	75%	79%	70%
ERP Solutions gross billing rate per hour (3)	$134	$132	$129

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	59	307	-
Cost of shares repurchased (in thousands)	$1,186	$4,256	$-
Average price per share of shares purchased	$20.13	$13.85	$-
Remaining Plan authorization (in thousands)	$3,247	$3,054	$4,433

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	174	255	6
Cost of shares purchased (in thousands)	$2,906	$3,437	$104
Average price per share of shares purchased	$16.72	$13.48	$16.89

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.